UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
February 5, 2007

PINNACLE AIRLINES CORP.

(Exact Name of Registrant as Specified in Charter)

(State or other jurisdiction	(Commission	(I. R. S. Employer
of incorporation or organization)	File Number)	Identification No.)
Delaware	001-31898	03-0376558

(Address of principal executive offices)	(Zip Code)
1689 Nonconnah Blvd, Suite 111 Memphis, TN	38132

Registrant’s telephone number, including area code
(901) 348-4100

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On February 5, 2007, Pinnacle Airlines Corp. (“Pinnacle”) announced that it has entered into a new capacity purchase agreement with Continental Airlines, Inc (“Continental”). Pinnacle’s wholly owned subsidiary, Colgan Air, Inc., will operate fifteen 74-seat Bombardier Q400 regional aircraft as a Continental Connection carrier. The aircraft will operate primarily out of the Continental hub at Newark Liberty International Airport.
Key commercial terms of the agreement include the following:
•	Continental will purchase all Q400 capacity at predetermined rates and industry standard pass-through costs. Fuel will be purchased directly by Continental and provided to Colgan at no cost.

•	The aircraft will be delivered to Colgan from December 2007 through June 2008 and placed into service in early 2008.

•	The capacity purchase agreement will be for a term of ten years from the date of the last Q400 delivery, extending to June 2018.
Pinnacle will purchase the aircraft from Bombardier aerospace, subject to the arrangement of loan financing.
Item 8.01 Other Events
On February 7, 2007, Pinnacle Airlines, Inc., a wholly owned subsidiary of Pinnacle Airlines Corp., issued a press release to report, among other things, its passenger and traffic levels for January 2007. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits.

Exhibit
Number	Description
99.1	Press release issued by Pinnacle Airlines Corp. dated February 5, 2007
99.2	Press release issued by Pinnacle Airlines, Inc. dated February 6, 2007

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PINNACLE AIRLINES CORP. (Registrant)
By:	/s/ Peter D. Hunt
Peter D. Hunt
Vice President and Chief Financial Officer

February 8, 2007